UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(AMENDMENT NO. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2015

Team, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13131 Dairy Ashford, Suite 600,

Sugar Land, Texas 77478

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment is being filed to supplement Item 9.01 of the Current Report on Form 8-K filed by Team, Inc. on July 7, 2015, to include the historical financial statements of Qualspec Group (“Qualspec”) and the unaudited pro forma financial information required pursuant to Article 11 of Regulation S-X.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

(i) The audited consolidated balance sheets of Qualspec as of December 31, 2014, 2013 and 2012 and the related audited consolidated statements of income and comprehensive income, members’ equity and cash flows for the twelve months ended December 31, 2014, 2013 and 2012 are filed as Exhibit 99.2 to this report and incorporated herein by reference.

(ii) The unaudited interim consolidated balance sheets of Qualspec at March 31, 2015 and 2014 and the related consolidated statements of operations and comprehensive income (loss), members’ equity and cash flows for the three months ended March 31, 2015 and 2014 are filed as Exhibit 99.1 to this report and are incorporated herein by reference.

(b) Pro forma financial information.

(i) The Team, Inc. unaudited pro forma condensed consolidated statement of income for the twelve months ended May 31, 2015, reflecting the pro forma effect of Team, Inc.’s acquisition of Qualspec as if the acquisition had occurred on June 1, 2014, and the unaudited pro forma condensed consolidated balance sheet as of May 31, 2015 are filed with this report as Exhibit 99.3 and incorporated herein by reference.

EXHIBIT INDEX

Exhibit no.	Description

23.1	Consent of BKD LLP

99.1	Unaudited consolidated balance sheets of Qualspec at March 31, 2015 and 2014 and the related consolidated statements of operations and comprehensive income (loss), members’ equity and cash flows for the three months ended March 31, 2015 and 2014.

99.2	Audited consolidated balance sheets of Qualspec at December 31, 2014, 2013 and 2012 and the related consolidated statements of income and comprehensive income, members’ equity and cash flows for the twelve months ended December 31, 2014, 2013 and 2012.

99.3	The Team, Inc. unaudited pro forma condensed consolidated balance sheet as of May 31, 2015 and pro forma condensed consolidated statements of income for the twelve months ended May 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, INC.

By:	/s/ Greg L.Boane
Greg L. Boane
Senior Vice President and Chief Financial
Officer

Dated: September 21, 2015